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                      SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report:  April 17, 1996


                              MEDICAL DYNAMICS, INC.
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             (Exact name of Registrant as specified in its charter)

                        Commission file number:   0-8632

                Colorado                     84-0631765
     -----------------------------------------------------------
     (State or other jurisdiction of        (IRS Employer
      incorporation or organization)    Identification Number)


              99 Inverness Drive East
                Englewood, Colorado                          80112
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      (Address of principal executive offices)             (Zip Code)


              Registrant's telephone number, including area code:

                                (303) 790-2990

                                not applicable
             ----------------------------------------------------
                  former name or former address, if applicable
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Item 5:  Other Events

     Recently Medical Dynamics, Inc. (the "Company") has taken several steps to enter into the manufacture and sale of intra-oral dental cameras, cameras utilizing the Company's existing technology to be used by dentists to examine the oral cavity. The Company has designed an intra-oral dental camera, has retained several persons to market the camera, and has entered into an OEM agreement with respect thereto, as follows:

     In April 1996, the Company entered into a consulting agreement with Michael Williams, a significant shareholder, and director of and researcher for High Tech Medical Instrumentation, Inc. ("HTMI"). Pursuant to the consulting agreement, Mr. Williams agreed to engage in engineering, new product design and development, and marketing of the Company's line of intra-oral dental cameras. As consideration, the Company granted Mr. Williams stock options, some of which vest immediately and other which vest and become exercisable upon his achieving certain sales goals of the Company's camera. The options are exercisable at various prices. In each case, the options expire April 17, 2001. Mr. William's consulting agreement provides for commissions on the sale of dental cameras to the extent such sales generate acceptable gross margins.

     The Company has also entered into other option and consulting agreements with other sales consultants for the dental cameras which have terms similar to Mr. Williams.

     In June 1996 the Company entered into an original equipment manufacturer ("OEM") agreement with HTMI by which HTMI appointed Medical Dynamics, Inc. (the "Company") as its manufacturer of intra-oral dental cameras at negotiated prices. HTMI did not place an initial order for dental cameras pursuant to the OEM Agreement, nor did it commit to any minimum purchases. As consideration for the OEM agreement, the Company issued to HTMI options to purchase its common stock. These options vest and become exercisable only after HTMI achieves certain purchase goals as described in the OEM Agreement. The options expire unless exercised by June 30, 2001. Thus, in order for HTMI to realize value from the options, it must achieve certain minimum sales performance. The Company also retained the right to sell its own intra-oral dental cameras directly.

     While the Company has received positive indications from the introduction of its dental camera, there can be no assurance that the Company will be able to obtain significant sales, either through its consultants or through its OEM Agreement.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEDICAL DYNAMICS, INC.


                                         By: ____________________________
                                             Van A. Horsley, President